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                                                                      Exhibit 99


                   BGF Industries, Inc. Appoints New President


Greensboro, NC, May 22, 2002

BGF Industries, Inc. announced today that James Henderson has been named President, effective May 18, 2002. He replaces Richard Cromer, who is leaving to pursue other career opportunities after serving as President since April 1998.

Mr. Henderson has been Executive Vice President, Sales and Merchandising, since joining the company in 1989. Before joining BGF, Mr. Henderson was employed for 31 years with United Merchants and Manufacturers, Inc. ("United"). Mr. Henderson served as Senior Vice President of United, President of their Uniglass division, and as Chairman of the Board of United's Marglass subsidiary in England.

BGF, headquartered in Greensboro, NC, manufacturers specialty woven and non-woven fabrics made from glass, carbon and aramid yarns for use in a variety of electronic, filtration, composite, insulation, construction and commercial products.

Contact: Philippe Dorier, CFO Glass Holdings Corp., (336) 545-0011.